Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-33790 on Form S-8 of our report dated June 20, 2016, appearing in this Annual Report on Form 11-K of Investment and Employee Stock Ownership Plan of Avista Corporation for the year ended December 31, 2015.

/s/ CliftonLarsonAllen LLP
Spokane, Washington
June 20, 2016